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FORM OF INVESTMENT ADVISORY AGREEMENT

        INVESTMENT ADVISORY AGREEMENT dated December    , 2007, between RMR Funds Series Trust (the "Trust"), a Massachusetts business trust, and RMR Advisors, Inc. (the "Advisor"), a Massachusetts corporation.

RECITALS

        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company, and is currently comprised of a single series, the RMR Real Estate Securities Fund (the "Initial Fund");

        WHEREAS, the Advisor is registered under the Investment Advisers Act of 1940, as amended, as an investment advisor and engages in the business of acting as an investment advisor;

        WHEREAS, the Trust desires to employ the Advisor for, and the Advisor desires to provide, investment advisory services to the series of the Trust listed on Schedule A, as may be amended from time to time (each, a "Fund", and together, the "Funds"), upon the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  1.
  Investment Description, Appointment. The Initial Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the investment objectives, policies and limitations specified in the Trust's Agreement and Declaration of Trust, as amended from time to time ("Charter"), and the Initial Fund's prospectus ("Prospectus") and statement of additional information ("Statement") filed with the Securities and Exchange Commission ("SEC") as part of the Trust's Registration Statement on Form N-1A, as amended from time to time ("Registration Statement"), and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Trust (the "Board"). Copies of the Prospectus and the Statement of the Initial Fund and the Charter have been or will be submitted to the Advisor. The Trust agrees to provide copies of all amendments to the Registration Statement and the Charter to the Advisor on an on-going basis. The Trust hereby appoints the Advisor to act as the investment advisor to the Initial Fund. The Advisor accepts the appointment and agrees to furnish the services for the compensation set forth below.

    The Trust currently consists of the Initial Fund as listed on Schedule A to this Agreement. In the event that the Trust establishes one or more additional Funds of the Trust with respect to which the Trust wishes to retain the Advisor to act as investment advisor hereunder, the Trust shall notify the Advisor in writing. Upon written acceptance by the Advisor, such additional Fund(s) shall become subject to the provisions of this Agreement to the same extent as the Initial Fund, except to the extent that such provisions, including those related to compensation and expenses payable, may be modified with respect to such Fund(s) in writing by the Trust and the Advisor at the time of the addition of such Fund(s).

  2.
  Services as Investment Advisor. Subject to the supervision, direction and approval of the Board, the Advisor, with respect to each Fund listed on Schedule A to this Agreement, will (a) manage the Fund's holdings in accordance with the Fund's investment objectives and policies as stated in the Charter and the Registration Statement; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) provide research services to the Fund. In providing those services, the Advisor will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of each Fund's assets. In compliance with applicable law, the Advisor is hereby authorized to retain third parties and to delegate some or all of its duties and obligations under this paragraph 2 to such persons provided that such persons shall remain under the general supervision of the Advisor. Without limiting the generality of the foregoing, the Advisor is authorized to retain portfolio managers or sub-advisors to assist in managing a Fund's holdings and monitor adherence by such portfolio managers or sub-advisors to such Fund's investment objectives and policies. The Advisor shall be solely responsible for compensating any sub-advisor for performing any of the duties and obligations delegated to such sub-advisor, except to the extent that the Trust and the Advisor agree otherwise in writing.

  3.
  Standard of Care. The Advisor shall give the Trust and each Fund the benefit of its best judgment and effort in rendering services. The Advisor shall not be liable for any act or omission or for any loss sustained by the Trust or the Funds in connection with the matters to which this Agreement relates, except those involving the Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under this Agreement.

  4.
  Services to Other Companies and Accounts. The Trust understands that the Advisor and its affiliates now act, will continue to act and may in the future act as investment advisor or fiduciary to other managed accounts and as investment advisor or property manager to other investment companies or trusts. Nothing in this Agreement shall prevent the Advisor or any director, officer, employee or other affiliate of the Advisor from acting as investment advisor, property manager, fiduciary or administrator for any other person, firm or corporation, or from engaging in any lawful activity, and shall not in any way limit or restrict the Advisor or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement and further provided that that whenever one or more of the Funds and one or more other clients advised by the Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each client. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund. In addition, the Trust understands that the persons employed by the Advisor to assist in the performance of the Advisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Advisor or any affiliate of the Advisor to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

  5.
  Portfolio Transactions and Brokerage. Subject to the supervision of the Board, the Advisor is authorized, for the purchase and sale of the Funds' portfolio securities, to employ such securities dealers and brokers and to negotiate brokerage commissions on behalf of each Fund as may, in the judgment of the Advisor, implement the policy of such Fund to obtain the best net results taking into account such factors as: the net price available; the reliability, integrity and financial condition of the broker; the size of and difficulty in executing the order; and the value of the expected contribution of the broker to such Fund's investment performance on a continuing basis. The Trust understands that the cost of the brokerage commissions in any transaction may be greater than that available from other brokers if the difference is reasonably justified by other aspects of the services offered. Subject to such policies and procedures as the Board may determine, the Advisor may cause a Fund to pay a broker that provides research services to the Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the research service provided by such broker viewed in terms of either that particular transaction or the Advisor's ongoing responsibilities under this Agreement. The Trust understands that research and investment information provided at no cost to the Advisor by brokers that are paid by the Funds will be available to benefit other accounts advised by the Advisor and its affiliates. In the allocation of a Fund's brokerage business the Advisor is authorized to consider (i) its use of statistical, research and other services furnished by brokers, and (ii) payments made by brokers effecting transactions for the Fund to other persons on the Fund's behalf for services (such as custodial or professional fees).

  6.
  Compensation of the Advisor. In consideration of the advisory services pursuant to this Agreement, the Trust agrees to pay to the Advisor, on the first business day of each month a fee with respect to each Fund for the previous month, and the Advisor agrees to accept as full compensation for all services rendered by the Advisor, an advisory fee with respect to each Fund calculated daily at an annual rate equal to the amount of average daily net assets listed opposite the Fund(s) named in Schedule A to this Agreement. The value of each Fund's average daily net assets shall be computed at the times and in the manner specified by the Registration Statement. For any period less than a month during which this Agreement is in effect with respect to any Fund, the fee with respect to such Fund shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

  7.
  Duration and Termination. This Agreement shall become effective with respect to the Initial Fund on the later of (i) the date on which the Registration Statement with respect to its shares under the Securities Act of 1933, as amended, is first declared effective by the SEC or (ii) the date on which such Initial Fund commences operations or offering its shares to the public, and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Advisor in accordance with Section 1 of this Agreement that the Advisor is willing to serve as investment advisor with respect to such Fund.

    Unless terminated as provided in this Section 7, this Agreement shall remain in full force and effect with respect to the Initial Fund until the date which is two years after the effective date of this Agreement, and with respect to each additional Fund, for two years from the date on which this Agreement becomes effective for such Fund. Thereafter, this Agreement will continue with respect to each Fund from year to year, or for such longer terms as may be approved by the Board (including a majority of the Trustees who are not "interested persons" of the Advisor, as defined by the 1940 Act) and as may be permitted by the 1940 Act, but only so long as such continuation is specifically approved at least as often as required by the 1940 Act, as it may be amended from time to time.

    So long as the 1940 Act requires these provisions respectively: (i) this Agreement may be terminated with respect to any Fund at any time without penalty upon giving the Advisor sixty days' written notice and payment of any unpaid compensation to the Advisor with respect to such Fund described in Section 6 above, earned prior to such termination, provided that such termination with respect to any Fund shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the voting securities of such Fund at the time outstanding and entitled to vote; (ii) this Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the 1940 Act). This Agreement may be terminated with respect to one or more Funds without affecting the validity of this Agreement with respect to the other Funds operating hereunder.

  8.
  Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

  9.
  Non-Liability of Shareholders, Trustees, etc. The Charter is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Trust and the Funds, by the Trustees or by an officer or officers of the Trust in their capacity as such and not individually, and neither the shareholders nor the Trust's Trustees nor any officers, employees or agents shall be liable thereunder and the Advisor shall look solely to the Trust's assets for the payment of any claim hereunder or for the performance of the Trust's duties created by this Agreement. Notwithstanding the foregoing, all persons dealing with any Fund of the Trust shall look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

  10.
  Expenses. The Advisor will bear all the expenses in connection with the performance of its advisory services under this Agreement. The Trust and the Funds will bear all other expenses incurred in the operations of the Trust and the Funds including, but not limited to, the advisory fees payable under this Agreement, brokerage commissions, taxes, interest, distributions, legal, auditing, SEC, blue sky qualification or other governmental fees, rating agency fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, accounting costs, administration services costs (including those fees charged by any party under any administration or sub-administration agreements approved by the Board), expenses of issue, sale, redemption and repurchase of shares, dividend disbursing expenses, expenses of registering and qualifying shares for sale, the Trust's and its Board members' proportionate share of insurance premiums, fees of the Board members of the Trust who are not "affiliated persons" (as defined in the 1940 Act) of the Advisor or any affiliate of the Advisor, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports, notices and proxy statements to shareholders, the fees and other expenses incurred related to the Trust's membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information for regulatory purposes and for distribution to the Funds' shareholders and any extraordinary expenses.

  11.
  Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts for contracts to be performed entirely therein without reference to choice of law principles and in accordance with the applicable provisions of the 1940 Act.

  12.
  Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of notices and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

  13.
  License Agreement. The Trust shall have the non-exclusive right to use the name "RMR Funds Series Trust" to designate any current or future series of shares and may use the term "RMR", including marks and symbols containing such term or variations thereof as considered appropriate, only so long as RMR Advisors, Inc. serves as investment manager or advisor to the Funds.

        IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers as of the day and the year first above written.

RMR FUNDS SERIES TRUST
By:
Adam D. Portnoy, President
RMR ADVISORS, INC.
By:
Mark L. Kleifges, Treasurer

[SIGNATURE PAGE TO INVESTMENT ADVISORY AGREEMENT]

Schedule A

Fund	Percentage of Average Daily Net Assets
RMR Real Estate Securities Fund	0.75%

A-1

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